As filed with the Securities and Exchange Commission on September 6, 1996

                                                         Registration Statement
                                                               No. 333-
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ANDRX CORPORATION
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             FLORIDA                                            65-0366879
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

4001 SOUTHWEST 47TH AVENUE, SUITE 201, FT. LAUDERDALE, FLORIDA       33314
- -------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

                     ANDRX CORPORATION STOCK INCENTIVE PLAN
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                            (Full title of the plan)

                              Scott Lodin, Esquire
                                Andrx Corporation
                      4001 Southwest 47TH Avenue, Suite 201
                          Ft. Lauderdale, Florida 33314
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                     (Name and address of agent for service)

                                 (954) 589-0300
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                     (Telephone number, including area code,
                              of agent for service)

                                   Copies to:

                              Dale S. Bergman, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                            Miami Center, Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9454

                         CALCULATION OF REGISTRATION FEE

                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
    BE REGISTERED            REGISTERED(1)         SHARE(2)                PRICE(2)        REGISTRATION FEE

Common Stock,
$.01 par value                 1,250,000           $14.25               $17,812,500.00         $6,142.29

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the closing bid and asked price of the Common Stock on September 3, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference into this Registration Statement:

         1. The Registrant's Registration Statement on Form S-1 (File. No. 333-03614), filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), including any amendments to such descriptions in such Registration Statement;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Amended and Restated Articles of Incorporation and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers. The form of Underwriting Agreement filed as Exhibit 1.1 to the Registrant's Registration Statement referred to above provides for the indemnification of the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         4.1 Registrant's Amended and Restated Articles of Incorporation(1)

         4.2 Registrant's Amended and Restated Bylaws(2)

         4.3 Form of Stock Incentive Plan(3)

         5.1 Opinion of Broad and Cassel

         23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

         23.2 Consent of Arthur Andersen LLP

         24.1 Power of Attorney (included in the signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in

- --------
1 Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-03614)

2 Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-03614).

3 Incorporated by reference to Exhibit 10.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-03614).

the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida on this 6th day of September, 1996.

                                      ANDRX CORPORATION

                                      By: /s/ ALAN P. COHEN
                                          --------------------------------------
                                          Alan P. Cohen, Chief Executive Officer

                                POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints Alan P. Cohen and Elliot F. Hahn, or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURES                   TITLE                      DATE
             ----------                   -----                      ----

/s/ ALAN P. COHEN               Chairman of the Board,         September 6, 1996
- ------------------------------  Chief Executive Officer
    Alan P. Cohen               and Director (principal
                                executive officer)

/s/ ELLIOT F. HAHN, PH.D.       President and Director         September 6, 1996
- ------------------------------
    Elliot F. Hahn, Ph.D.

             SIGNATURES                   TITLE                      DATE
             ----------                   -----                      ----

/s/ CHIH-MING J. CHEN, PH.D.    Vice President and Director    September 6, 1996
- ------------------------------
    Chih-Ming J. Chen, Ph.D.

/s/ ANGELO C. MALAHIAS          Vice President and Chief       September 6, 1996
- ------------------------------  Financial Officer (principal
    Angelo C. Malahias          financial and accounting
                                officer)

/s/ ELAINE BLOOM                Director                       September 6, 1996
- ------------------------------
    Elaine Bloom

/s/ PAUL M. DONOFRIO           Director                        September 6, 1996
- ------------------------------
    Paul M. Donofrio

/s/ IRWIN C. GERSON            Director                        September 6, 1996
- ------------------------------
    Irwin C. Gerson

/s/ ELLIOT LEVINE              Director                        September 6, 1996
- ------------------------------
    Elliot Levine

/s/ MICHAEL SCHWARTZ, PH.D.    Director                        September 6, 1996
- ------------------------------
    Michael Schwartz, Ph.D.

/s/ MELVIN SHAROKY, M.D.       Director                        September 6, 1996
- ------------------------------
    Melvin Sharoky, M.D.

                                  EXHIBIT INDEX

  EXHIBIT     DESCRIPTION
  -------     -----------
    4.1       Registrant's Amended and Restated Articles of Incorporation1

    4.2       Registrant's Amended and Restated Bylaws2

    4.3       Form of Stock Incentive Plan3

    5.1       Opinion of Broad and Cassel

   23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

   23.2       Consent of Arthur Andersen LLP

   24.1 Power of Attorney (included in the signature page of this Registration Statement)
- --------
1 Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-03614)

2 Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-03614).

3 Incorporated by reference to Exhibit 10.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-03614).